UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2020, IIP-NY 1 LLC (“Landlord”), a wholly owned subsidiary of IIP Operating Partnership, LP (the “Operating Partnership”), the operating partnership subsidiary of Innovative Industrial Properties, Inc. (the “Company”), entered into an amended and restated lease (the “Amended Lease”) with PharmaCann Inc. (“PharmaCann”), as tenant, for the property located at 14 Hudson Crossing Drive in Hamptonburgh, New York (the “Property”).

The Amended Lease, among other things, (i) extends the term to December 31, 2040, with two options to extend the term of the Amended Lease for two additional five-year periods; (ii) adjusts the base rent as set forth in Exhibit F of the Amended Lease; and (iii) increases the security deposit from $2,112,474 to $2,151,875, subject to phase in based on reimbursements of costs under the Development Agreement (as defined below). The Amended Lease also terminates the guaranties previously executed by subsidiaries of PharmaCann and eliminates the obligation that any affiliate entities of PharmaCann execute additional guaranties during the term of the Amended Lease; provided however, that in connection with any “permitted transfer” (as defined in the Amended Lease) of the Amended Lease, the ultimate parent company of the “permitted transferee” (as defined in the Amended Lease) shall be required to execute a guaranty of the Amended Lease. The Amended Lease continues to provide that Tenant is responsible for paying all structural repairs and replacements, maintenance expenses, insurance and taxes related to the Property.

Also on December 11, 2020, PharmaCann, Landlord and the Operating Partnership entered into a Development Agreement (the “Development Agreement”), pursuant to which Tenant is responsible for the construction of certain improvements for the cultivation and processing facility on the Property. Pursuant to the Development Agreement, Landlord is obligated to reimburse Tenant for costs of the improvements of up to $31.0 million, subject to the satisfaction of certain conditions contained therein.

Also on December 11, 2020, each of IIP-IL 3 LLC, IIP-MA 1 LLC, IIP-OH 1 LLC and IIP-PA 4 LLC, as landlord and a wholly owned subsidiary of the Operating Partnership, entered into an amendment of the lease with PharmaCann or a subsidiary of PharmaCann, as tenant, for certain properties located in Illinois, Massachusetts, Ohio and Pennsylvania, respectively (collectively, the “Lease Amendments”). Pursuant to each of the Lease Amendments, (i) PharmaCann continues to be a guarantor of the lease where PharmaCann is not the tenant; and (ii) the guaranties previously executed by subsidiaries of PharmaCann are terminated and the obligation that any affiliate entities of PharmaCann execute additional guaranties during the term of the lease is eliminated; provided however, that in connection with any “permitted transfer” (as defined in the lease) of the applicable lease, the ultimate parent company of the “permitted transferee” (as defined in the lease) shall be required to execute a guaranty of the lease.

The foregoing descriptions of the Amended Lease, the Development Agreement and the Lease Amendments do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amended Lease, the Development Agreement and the Lease Amendments, which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1	Amended and Restated Lease Agreement dated December 11, 2020 between IIP-NY 1 LLC and PharmaCann Inc.
10.2	Development Agreement dated December 11, 2020 between IIP-NY 1 LLC, IIP Operating Partnership, LP and PharmaCann Inc.
10.3	Second Amendment dated December 11, 2020 to Lease Agreement dated October 30, 2019 between IIP-IL 3 LLC and PharmaCann Inc.
10.4	Fourth Amendment dated December 11, 2020 to Lease Agreement dated May 31, 2018 between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.
10.5	First Amendment dated December 11, 2020 to Lease Agreement dated March 13, 2019 between IIP-OH 1 LLC and PharmaCann Ohio LLC.
10.6	Second Amendment dated December 11, 2020 to Lease Agreement dated August 9, 2019 between IIP-PA 4 LLC and PharmaCann Penn Plant LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2020	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer